RUBIN BAUM LEVIN CONSTANT & FRIEDMAN
                      ------------------------------------


                                  [LETTERHEAD]



                                November 25, 1997




Palatin Technologies, Inc.
214 Carnegie Center, Suite 100
Princeton, New Jersey 08540


     We have acted as counsel for Palatin Technologies, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form SB-2 (the "Initial Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on August 13, 1997, Registration No. 333-33569, as amended by Pre-Effective Amendment No. 1 on Form S-3 to the Initial Registration Statement (the "Amendment") filed with the Commission on November 24, 1997 (the Amendment and the Initial Registration Statement are collectively referred to herein as the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), for registration under the Act of the following securities of the Company:

     1. Up to 2,777,739 shares of common stock, par value $.01 per share (the "Common Stock"), issuable upon conversion of 137,780 shares of the Company's Series A Convertible Preferred Stock, par value $0.01 per share (the "Series A Convertible Preferred Stock");

     2. Up to 277,770 shares of Common Stock issuable upon conversion of 13,778 shares of Series A Convertible Preferred Stock issuable upon exercise of the Company's Preferred Stock Placement Warrants ("Preferred Stock Placement Warrants") issued to designees of Paramount Capital, Inc. (the "Placement Agent") in connection with the issuance of the Series A Convertible Preferred Stock;


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Palatin Technologies, Inc.
November 25, 1997
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     3. Up to  3,055,509  additional  shares of Common  Stock  issuable  upon an adjustment in the conversion price of the Series A Convertible Preferred Stock;

     4. Up to 69,122 shares of Common Stock issuable upon exercise of the Company's Class C Warrants ("Class C Warrants") issued in connection with the merger of a newly-formed wholly-owned subsidiary of the Company with and into RhoMed Incorporated, a New Mexico corporation ("RhoMed"), pursuant to which all of the equity securities of RhoMed were exchanged for Common Stock of the Company (the "Merger");

     5. Up to 177,788 shares of Common Stock issuable upon exercise of the Company's Common Stock Placement Warrants ("Common Stock Placement Warrants") issued by RhoMed to designees of the Placement Agent;

     6. Up to 39,167  shares of  Common  Stock  issuable  upon  exercise  of the
Company's  Class  B  Warrants   ("Class  B  Warrants")   which  were  by  RhoMed
in connection with a private offering;

     7. Up to 1,953 shares of Common Stock issuable upon exercise of the Company's Class B Placement Warrants ("Class B Placement Warrants") issued by RhoMed to designees of the Placement Agent;

     8. Up to 138,241 shares of Common Stock issued or issuable upon exercise of the Company's Class A Warrants ("Class A Warrants"), of which 55,296 shares of Common Stock are outstanding as of the date hereof, which were issued by RhoMed in connection with a private offering;


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Palatin Technologies, Inc.
November 25, 1997
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     9. Up to 20,733  shares of  Common  Stock  issuable  upon  exercise  of the
Company's Class A Placement Warrants ("Class A Placement Warrants") issued by RhoMed to designees of the Placement Agent;

     10. Up to 12,500 shares of Common Stock issued upon exercise of the Company's Financial Services Advisory Agreement Warrants ("Advisory Agreement Warrants") issued to a designee of the Placement Agent; and

     11. 63,910 shares of Common Stock issued to the designee of the Company's largest creditor to pay accrued interest as of April 30, 1997.

     As counsel to the Company, we have examined such corporate records, documents, agreements and such matters of law as we have considered necessary or appropriate for the purpose of this opinion. Upon the basis of such examination, we advise you that in our opinion:

     1. Up to 2,777,739 shares of Common Stock issuable upon conversion of currently outstanding shares of Series A Convertible Preferred Stock, if and when paid for and issued upon conversion of the Series A Preferred Stock in accordance with the terms thereof, will be legally issued, fully paid and non-assessable.

     2. Up to 277,770 shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock after exercise of the Preferred Stock Placement Warrants, if and when paid for and issued upon conversion of the Series A Convertible Preferred Stock and the exercise of Preferred Stock Placement Warrants in accordance with the terms thereof, will be legally issued, fully paid and non-assessable.


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Palatin Technologies, Inc.
November 25, 1997
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     3. Up to 3,055,509  shares of Common Stock issuable upon  adjustment in the conversion price of the Series A Convertible Preferred Stock, if and when paid for and issued upon conversion of the Series A Convertible Preferred Stock in
accordance  with  the  terms  of  the  Series  A  Convertible   Preferred  Stock
Certificate   of   Designation,   will  be  legally   issued,   fully  paid  and
non-assessable.

     4. Up to 69,122 shares of Common Stock issuable upon exercise of Class C Warrants, if and when paid for and issued upon conversion of Class C Warrants in accordance with the terms thereof, will be legally issued, fully paid and non-assessable.

     5. Up to 177,788 shares of Common Stock issuable upon exercise of Common Stock Placement Warrants, if and when paid for and issued upon conversion of Common Stock Placement Warrants in accordance with the terms thereof, will be will be legally issued, fully paid and non- assessable.

     6. Up to 39,167 shares of Common Stock issuable upon exercise of Class B Warrants, if and when paid for and issued upon conversion of Class B Warrants in accordance with the terms thereof, will be legally issued, fully paid and non-assessable.

     7. Up to 1,953 shares of Common Stock issuable upon exercise of Class B Placement Warrants, if and when paid for and issued upon conversion of Class B Placement Warrants in accordance with the terms thereof, will be legally issued, fully paid and non-assessable.



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RUBIN BAUM LEVIN CONSTANT & FRIEDMAN
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Palatin Technologies, Inc.
November 25, 1997
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     8. Up to 138,241  shares of Common Stock  issuable upon exercise of Class A
Warrants (48,404 of such shares of Common Stock have been legally issued and are fully paid and non-assessable), if and when paid for and issued upon conversion of Class A Warrants in accordance with the terms thereof, will be legally issued, fully paid and non-assessable.

     9. Up to 20,733 shares of Common Stock issuable upon exercise of Class A Placement Warrants have been duly authorized for issuance, if and when paid for and issued upon conversion of Class A Placement Warrants in accordance with the terms thereof, will be legally issued, fully paid and non-assessable.

     10. Up to 12,500 shares of Common Stock issuable upon exercise of Advisory Agreement Warrants, if and when paid for and issued upon conversion of Advisory Agreement Warrants in accordance with the terms thereof, will be legally issued, fully paid and non-assessable.

     11. The 63,910 shares of Common Stock issued to the designee of the Company's largest creditor to pay accrued interest as of April 30, 1997, which may be sold in accordance with the provisions of the Registration Statement, have been legally issued and are fully paid and non-assessable.

     We are members of the Bar of the State of New York, and the opinions expressed herein are limited to questions arising under the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal



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RUBIN BAUM LEVIN CONSTANT & FRIEDMAN
------------------------------------


Palatin Technologies, Inc.
November 25, 1997
Page 6


laws of the United States of America, and we disclaim any opinion whatsoever with respect to matters governed by the laws of any other jurisdiction.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the caption "Legal Matters" in the Prospectus which is a part of the Registration Statement. Reference is made to the section of the Registration Statement entitled "Legal Matters" for a description of ownership of the Company's securities by certain attorneys of this firm.

                                    Very truly yours,


                                    RUBIN BAUM LEVIN CONSTANT & FRIEDMAN